Centrue Financial Corporation Announces Third Quarter Results

ST. LOUIS, MO -- (Marketwire - November 09, 2009) - Centrue Financial Corporation (the "Company" or "Centrue") (NASDAQ: TRUE)

Highlights

--  Earnings: Third quarter net loss of $8.4 million compared to $16.2 million net loss for second quarter 2009 and $2.8 million net income for third quarter 2008. Results were adversely impacted by $14.5 million provision for loan losses and $3.1 million impairment on collateralized debt obligations ("CDO") securities.
--  Risk-Based Capital Ratios: All regulatory capital ratios to be considered "well-capitalized" were exceeded as of September 30, 2009. Total risk-based capital ratio was 13.16% as compared to 12.18% at year-end 2008.
--  Credit Quality: Increased the allowance for loan losses to 3.04% of total loans; nonperforming assets increased $9.3 million from second quarter 2009 to 6.8% of total assets; provision levels exceeded net charge-
    offs by $1.1 million.
--  Balance Sheet: Total loans decreased $83.1 million since year-end 2008 on strategic reduction initiatives to reduce balance sheet risks. Total deposits increased $12.3 million since year-end 2008.  In-market deposits increased $47.1 million, FHLB advances decreased $64.0 million and brokered deposits decreased $34.8 million during the same period.
--  Net Interest Margin: Net interest margin compressed 6 basis points from the prior quarter to 3.21% mainly due to increased levels of nonaccrual loans and surplus liquidity initiatives.
--  Liquidity:  In-market deposits, cash and securities grew while wholesale funding and loans decreased.

Centrue Financial Corporation (the "Company" or "Centrue") (NASDAQ: TRUE), parent company of Centrue Bank, reported a third quarter 2009 net loss of $8.4 million, or $(1.47) per common diluted share, compared to net income of $2.8 million, or $0.46 per common diluted share, for the same period in 2008. The results for the third quarter 2009 were adversely impacted by a $14.5 million provision for loan losses largely related to asset quality deterioration in the Company's land development, construction and commercial real estate portfolio. Also contributing to the loss was a $3.1 million non-cash impairment charge to CDO securities largely related to conditions impacting the banking sector leading to deterioration of capital, liquidity and asset quality.

For the first nine months of 2009, Centrue reported a net loss of $23.6 million, or $(4.13) per common diluted share, compared to net income of $7.9 million, or $1.29 per common diluted share, for the same period in 2008. Results for full year 2009 were adversely impacted by a $29.8 million provision for loans losses, a $8.5 million goodwill impairment charge taken in the second quarter 2009, and $9.1 million impairment on CDO securities.

"We experienced an increase in our nonperforming loans as several of our borrowers continued to struggle in this economic environment," remarked President & CEO Thomas A. Daiber. "The majority of our problem credits remain concentrated in land development, construction and commercial real estate portfolios, all areas stressed with persistent downward pressure on valuations. Our core earnings remain strong but have been negatively impacted as we increased our allowance for loan losses to 3.04% of total loans, reduced our balance sheet risk by shrinking our loan portfolio and reinvested these dollars in lower yielding investment securities, incurred impairments in our investment portfolio and absorbed higher FDIC premiums. Our capital levels remain above well capitalized and provide significant protection for us as we navigate through this volatile and challenging business cycle."

Securities

Investment securities at September 30, 2009 increased $20.5 million, or 8.1%, to $273.1 million largely due to surplus liquidity initiatives. The Company holds nine pooled trust preferred CDOs with a total book value of $16.5 million (after third quarter 2009 impairment). During third quarter 2009, the Company concluded that five CDOs were other than temporarily impaired, resulting in a $3.1 million before-tax reduction in earnings.

Loans

During the first nine months of 2009, gross loans decreased $83.1 million, or 8.3%, to $921.3 million through a combination of normal attrition, pay-downs, loan charge-offs and strategic initiatives to reduce lending exposure. Due to economic conditions, we have also experienced a decrease in the number of loan applications as many borrowers are trying to reduce their amount of debt.

As of September 30, 2009, the Company had 16.4% of its total loan portfolio invested in land development and construction loans and 48.3% invested in commercial real estate (excluding construction and development).

The Company does not have any material direct exposure to sub-prime loan products as it has focused its real estate lending activities on providing traditional loan products to relationship borrowers in locally known markets.

Funding and Liquidity

The Company remains focused on growing deposits by leveraging opportunities to deepen existing customer relationships and develop new long-term relationships. During the first nine months of 2009, total deposits increased $12.3 million, or 1.2%, to $1.062 billion. In-market deposits increased $47.1 million, or 5.0%, primarily as the result of an increase in certificates of deposit and savings accounts. Wholesale funding (brokered deposits and FHLB advances) decreased $98.8 million, or 38.9%, as maturing brokered certificates of deposit and FHLB advances were not replaced. Our liquidity increased as deposits, cash and investment securities grew while wholesale funding and loans decreased.

Credit Quality and Allowance for Loan Loss

The provision for loan losses for third quarter 2009 was $14.5 million, compared to $13.1 million and $1.2 million for second quarter 2009 and third quarter 2008, respectively. The third quarter 2009 provision for loan loss was driven by higher levels of nonperforming loans and related specific allocations due to declining real estate values on collateral for certain impaired credits.

Total nonperforming assets were $90.6 million, or 6.77% of total assets, at September 30, 2009. This included $0.6 million in troubled debt restructures, $14.0 million of foreclosed assets and repossessed real estate, and $76.0 million of nonaccrual loans. Approximately 67.1% of total nonaccrual loans at September 30, 2009 were concentrated in land development, construction and commercial real estate credits. Additionally, 80.5% of total nonaccrual loans represented loans to 15 borrowers.

As a result of the deterioration of general economic conditions, the ongoing implementation of action plans on previously identified relationships, and the identification of additional deteriorating relationships, nonperforming loans (nonaccrual, 90 days past due, and troubled debt restructures) increased $8.9 million from June 30, 2009 and $66.3 million from December 31, 2008. The level of nonperforming loans to end of period loans was 8.32% as of September 30, 2009 as compared to 7.10% as of June 30, 2009 and 1.03% as of December 31, 2008.

As of September 30, 2009, the Company increased its allowance for loan losses to $28.0 million, up $1.1 million from June 30, 2009 and $12.9 million from December 31, 2008. The allowance for loan losses represented 3.04% of total loans outstanding at September 30, 2009, compared to 2.82% at June 30, 2009 and 1.50% at December 31, 2008. Quarterly net charge offs totaled $13.4 million during third quarter 2009, compared to $2.2 million in second quarter 2009 and $1.7 million in fourth quarter 2008. As a result of the increase in nonperforming loans, the allowance to nonperforming loan coverage ratio decreased to 36.5% in the third quarter from 39.7% during the second quarter 2009 and 145.6% during the fourth quarter 2008.

Management continues to diligently monitor the loan portfolio, paying particular attention to borrowers with residential and commercial real estate exposure. The economic outlook for this industry will likely remain extremely challenging for the remainder of 2009 and into 2010. Should the economic climate continue to deteriorate from current levels, more borrowers may experience repayment difficulty, and the level of nonperforming loans, charge-offs and delinquencies will rise requiring further increases in the provision for loan losses.

Net Interest Margin

The net interest margin was 3.21% for the third quarter 2009, representing decreases of 6 basis points from 3.27% recorded in the second quarter 2009 and 16 basis points from 3.37% reported in the third quarter 2008. Downward pressure placed on interest income due to higher nonaccrual loans and a decline in loan yields continued to outpace the decline in funding costs during the period, which led to a reduction in the net interest spread and margin compared with the third quarter 2008. Due largely to the protracted economic downturn, the increase of nonaccrual loans, and the Company's interest rate sensitivity and liquidity position, the margin will likely remain under pressure through the remainder of 2009 and into 2010.

Noninterest Income and Expense

Total noninterest income for the third quarter of 2009 was $0.1 million, a decline of $3.5 million, compared to $3.6 million reported in the same period in 2008. Excluding the $3.1 million impairment charge taken on securities, noninterest income decreased $0.4 million, or 11.1%. This decrease largely stems from reduced consumer spending and the impact on overdraft fees. Further, trust and brokerage fees declined resulting from the impact of selling the wealth management product lines in late 2008 and second quarter 2009. The decrease in year to date income from 2008 reflects the gain realized on the sale of four branches in northwestern Illinois.

Total noninterest expense for the third quarter of 2009 was $9.0 million, an increase of $0.9 million, compared to $8.1 million recorded during the same period in 2008. The increase in expenses was primarily related to salaries and benefits, FDIC insurance premiums, and loan remediation costs, including collection expenses on nonperforming loans and expenses associated with maintaining foreclosed real estate.

Capital Management

As reflected in the following table, all regulatory ratios to be considered "well-capitalized" were exceeded as of September 30, 2009:

                                                         Well-
                                 Dec 31,      Sep 30,    Capitalized
                                   2008         2009     Thresholds
                               -----------  -----------  -----------
Carrying costs ($millions):
  Total risk-based capital     $     128.8  $     139.1
  Tier 1 risk-based capital    $     105.6  $     115.7
  Tangible common equity       $      81.8  $      70.1

Capital ratios:
  Total risk-based capital           12.18%       13.16%        10.0%
  Tier 1 risk-based capital           9.99%       10.95%         5.0%
  Leverage ratio                      8.10%        8.87%         5.0%
  Tangible common equity              5.99%        5.34%          NA

Based upon a regulatory accounting calculation standard that is not directly applicable under generally accepted accounting principles, the preceding ratios include a reduction of 70 basis points in the total risk-based and tier 1 risk-based capital ratios and 56 basis points in the leverage ratio related to a disallowance of $7.3 million, or approximately 49.4% of the Company's deferred tax assets.

About the Company

Centrue Financial Corporation is a regional financial services company headquartered in St. Louis, Missouri and devotes special attention to personal service.. The Company serves a market area which extends from the far western and southern suburbs of the Chicago metropolitan area across Central Illinois down to the metropolitan St. Louis area.

Further information about the Company is available at its website at http://www.centrue.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934 as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by the use of words such as "believe," "expect," "intend," "anticipate," "estimate," or "project" or similar expressions. The Company's ability to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors which could have a material adverse effect on the operations and future prospects of the Company and the subsidiaries include, but are not limited to, changes in: interest rates; general economic conditions; legislative/regulatory changes; monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality and composition of the loan or securities portfolios; demand for loan products; deposit flows; competition; demand for financial services in the Company's market areas; the Company's implementation of new technologies; the Company's ability to develop and maintain secure and reliable electronic systems; and accounting principles, policies, and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Accompanying Financial Statements and Tables

Accompanying this press release is the following unaudited financial information:

--  Unaudited Highlights
--  Unaudited Consolidated Balance Sheets
--  Unaudited Consolidated Statements of Income
--  Unaudited Selected Quarterly Consolidated Financial Data

Centrue Financial Corporation
Unaudited Highlights
(In Thousands, Except Share Data)

                              Three Months Ended      Nine Months Ended
                                September 30,           September 30,
                            ----------------------  ----------------------
                               2009        2008        2009        2008
                            ---------   ----------  ---------   ----------
Operating Highlights
  Net income                $  (8,412)  $    2,799  $ (23,562)  $    7,949
  Return on average total
   assets                       (2.51)%       0.83%     (2.32)%       0.78%
  Return on average
   stockholders' equity        (25.47)        9.64     (22.38)        9.04
  Net interest margin            3.21         3.37       3.30         3.32
  Efficiency ratio              71.74        58.85      69.77        65.49
Per Share Data
  Diluted earnings per
   common share             $   (1.47)  $     0.46  $   (4.13)  $     1.29
  Book value per common
   share                    $   15.54   $    19.53  $   15.54   $    19.53
  Tangible book value per
   common share             $   11.60   $    12.95  $   11.60   $    12.95
  Diluted weighted average
   common shares
   outstanding              6,043,176    6,030,147  6,033,045    6,051,418
  Period end common shares
   outstanding              6,043,176    6,028,491  6,043,176    6,028,491
Stock Performance Data
  Market price:
    Quarter end             $    3.79   $    12.85  $    3.79   $    12.85
      High                  $    5.74   $    16.00  $    6.95   $    22.94
      Low                   $    2.92   $     9.12  $    2.76   $     9.12
  Period end price to book
   value                        24.39%       65.80%     24.39%       65.80%
  Period end price to
   tangible book value          32.67%       99.23%     32.67%       99.23%

Centrue Financial Corporation
Unaudited Consolidated Balance Sheets
(In Thousands, Except Share Data)

                                               September 30,  December 31,
                                                    2009          2008
                                                ------------  ------------
ASSETS
  Cash and cash equivalents                     $     46,025  $     35,014
  Securities available-for-sale                      262,374       241,851
  Restricted securities                               10,711        10,711
  Loans                                              921,340     1,004,390
  Allowance for loan losses                          (27,965)      (15,018)
                                                ------------  ------------
    Net loans                                        893,375       989,372
  Cash value of life insurance                        29,081        27,917
  Mortgage servicing rights                            2,909         2,890
  Premises and equipment, net                         30,766        32,376
  Goodwill                                            15,880        24,494
  Intangible assets, net                               7,906         9,088
  Other real estate                                   13,961        12,723
  Other assets                                        25,486        15,445
                                                ------------  ------------

    Total assets                                $  1,338,474  $  1,401,881
                                                ============  ============

LIABILITIES AND STOCKHOLDERS' EQUITY
  Liabilities
    Deposits
      Non-interest-bearing                      $    108,013  $    118,745
      Interest-bearing                               953,530       930,475
                                                ------------  ------------
        Total deposits                             1,061,543     1,049,220
    Federal funds purchased and securities
     sold under agreements to repurchase              31,401        46,306
    Federal Home Loan Bank advances                   76,262       140,285
    Notes payable                                     10,880        19,826
    Series B mandatory redeemable preferred stock        268           268
    Subordinated debentures                           20,620        20,620
    Other liabilities                                 10,434         9,448
                                                ------------  ------------
      Total liabilities                            1,211,408     1,285,973

  Stockholders' equity
    Series A convertible preferred stock                 500           500
    Series C preferred stock                          30,036             -
    Common stock                                       7,454         7,454
    Surplus                                           74,709        71,488
    Retained earnings                                 36,625        62,476
    Accumulated other comprehensive income
     (loss)                                              (62)       (3,590)
                                                ------------  ------------
                                                     149,262       138,328
    Treasury stock, at cost                          (22,196)      (22,420)
                                                ------------  ------------
      Total stockholders' equity                     127,066       115,908

        Total liabilities and stockholders'
          equity                                $  1,338,474  $  1,401,881
                                                ============  ============

Centrue Financial Corporation
Unaudited Consolidated Statements of Income
(In Thousands, Except Share Data)

                                 Three Months Ended     Nine Months Ended
                                    September 30,         September 30,
                                --------------------  ---------------------
                                  2009       2008       2009       2008
                                ---------  ---------  ---------  ----------
Interest income
  Loans                         $  12,958  $  15,316  $  40,720  $   48,584
  Securities
    Taxable                         2,041      2,150      6,697       6,731
    Exempt from federal
     income taxes                     312        351        937       1,064
  Federal funds sold and other         24         14         51          94
                                ---------  ---------  ---------  ----------
    Total interest income          15,335     17,831     48,405      56,473

Interest expense
  Deposits                          4,931      6,225     15,869      21,591
  Federal funds purchased
   and securities sold under
   agreements to repurchase            39        189        111         675
  Federal Home Loan Bank advances     595        838      1,708       2,786
  Series B mandatory redeemable
   preferred stock                      4         12         12          37
  Subordinated debentures             257        322        821         956
  Notes payable                       101        263        382         739
                                ---------  ---------  ---------  ----------
    Total interest expense          5,927      7,849     18,903      26,784

Net interest income                 9,408      9,982     29,502      29,689
Provision for loan losses          14,500      1,225     29,799       2,857
                                ---------  ---------  ---------  ----------
Net interest income (loss) after
 provision for loan losses         (5,092)     8,757       (297)     26,832

Noninterest income
  Service charges                   1,756      1,980      4,812       5,491
  Mortgage banking income             351        349      1,860       1,184
  Bank owned life insurance           248        260        763         767
  Securities  gains                     -          -        246         848
    Total other-than-temporary
     impairment losses             (4,822)         -    (11,193)          -
  Portion recognized in other
   comprehensive income
   (before taxes)                   1,690          -      2,144           -
                                ---------  ---------  ---------  ----------
    Net impairment on securities   (3,132)         -     (9,049)          -
  Gain on sale of OREO                130        122        166         360
  Gain on sale of other assets          9        (33)       117       1,078
  Other  income                       704        916      2,253       3,096
                                ---------  ---------  ---------  ----------
                                       66      3,594      1,168      12,824
Noninterest expenses
  Salaries and employee benefits    3,931      3,554     12,379      12,876
  Occupancy, net                      777        761      2,547       2,718
  Furniture and equipment             602        649      1,726       2,055
  Marketing                           191        355        579         906
  Supplies and printing               108        101        344         331
  Telephone                           164        172        654         614
  Data processing                     374        378      1,136         912
  FDIC insurance                      538         63      1,877         138
  Goodwill impairment                   -         30      8,451         724
  Amortization of intangible
   assets                             375        458      1,182       1,448
  Other expenses                    1,931      1,601      5,258       4,937
                                ---------  ---------  ---------  ----------
                                    8,991      8,122     36,133      27,659

Income (loss) before income
 taxes                            (14,017)     4,229    (35,262)     11,997
Income taxes (benefit)             (5,605)     1,430    (11,700)      4,048
                                ---------  ---------  ---------  ----------
    Net income (loss)           $  (8,412) $   2,799  $ (23,562) $    7,949
                                =========  =========  =========  ==========

Preferred stock dividends             467         52      1,342         156
                                ---------  ---------  ---------  ----------
Net income (loss) for
 common stockholders            $  (8,879) $   2,747  $ (24,904) $    7,793
                                =========  =========  =========  ==========

Basic earnings (loss) per
 common share                   $   (1.47) $    0.46  $   (4.13) $     1.29
                                =========  =========  =========  ==========
Diluted earnings (loss) per
  common share                  $   (1.47) $    0.46  $   (4.13) $     1.29
                                =========  =========  =========  ==========

Centrue Financial Corporation
Unaudited Selected Quarterly Consolidated Financial Data
(In Thousands, Except Share Data)

                                      Quarters  Ended
                  --------------------------------------------------------
                   09/30/09    06/30/09   03/31/09    12/31/08   09/30/08
                  ---------   ---------   ---------  ---------   ---------
Statement of Income
 Interest income  $  15,335   $  16,048   $  17,022  $  17,045   $  17,831
 Interest expense    (5,927)     (6,332)     (6,644)    (7,160)     (7,849)
                  ---------   ---------   ---------  ---------   ---------
 Net interest
  income              9,408       9,716      10,378      9,885       9,982
 Provision for
  loan losses        14,500      13,064       2,235      5,225       1,225
                  ---------   ---------   ---------  ---------   ---------
 Net interest
  Income (loss)
  after provision
  for loan losses    (5,092)     (3,348)      8,143      4,660       8,757
 Noninterest
  income                 66        (941)      2,043        585       3,594
 Noninterest
  expense             8,991      18,265       8,877      8,086       8,122
                  ---------   ---------   ---------  ---------   ---------
 Income (loss)
  before income
  taxes             (14,017)    (22,554)      1,309     (2,841)      4,229
 Provision
  (benefit) for
  income taxes       (5,605)     (6,339)        244     (1,282)      1,430
                  ---------   ---------   ---------  ---------   ---------
 Net income
  (loss)          $  (8,412)  $ (16,215)  $   1,065  $  (1,559)  $   2,799
                  =========   =========   =========  =========   =========
 Net income
  (loss) on
  common stock    $  (8,879)  $ (16,675)  $     650  $  (1,610)  $   2,747
                  =========   =========   =========  =========   =========

Per Share
 Basic earnings
  (loss) per
  common share    $   (1.47)  $   (2.77)  $    0.11  $   (0.27)  $    0.46
 Diluted earnings
  (loss) per
  common share        (1.47)      (2.77)       0.11      (0.27)       0.46
 Cash dividends
  on common stock        NM        0.01        0.07       0.14        0.14
 Dividend payout
  ratio for common
  stock                  NM          NM       64.92%        NM       30.72%
 Book value per
  common share    $   15.54   $   16.25   $   18.82  $   19.14   $   19.53
 Tangible book
  value per
  common share    $   11.60   $   12.25   $   13.35  $   13.57   $   12.95
 Basic weighted
  average common
  shares
  outstanding     6,043,176   6,027,306   6,028,491  6,028,491   6,028,491
 Diluted weighted
  average common
  shares
  outstanding     6,043,176   6,028,471   6,028,491  6,028,491   6,030,147
 Period-end
  common shares
  outstanding     6,043,176   6,043,176   6,028,491  6,028,491   6,028,491

Balance Sheet
 Securities       $ 273,085   $ 225,805   $ 232,983  $ 252,562   $ 215,960
 Loans              921,340     953,894     985,464  1,004,390     973,933
 Allowance for
  loan losses        27,965      26,894      16,010     15,018      11,461
 Assets           1,338,474   1,313,529   1,370,363  1,401,881   1,342,182
 Deposits         1,061,543   1,034,116   1,068,453  1,049,220   1,008,725
 Stockholders'
  equity            127,066     131,367     146,647    115,908     118,248

Earnings Performance
 Return on average
  total assets        (2.51)%     (4.82)%      0.31%     (0.46)%      0.83%
 Return  on
  average
  stockholders'
  equity             (25.47)     (45.09)       2.93      (5.26)       9.64
 Net interest
  margin ratio         3.21        3.27        3.42       3.33        3.37
 Efficiency
  ratio (1)           71.74       74.02       63.82      60.71       58.85

Asset Quality
 Nonperforming
  assets to total
  end of period
  assets               6.77%       6.19%       2.06%      1.64%       1.87%
 Nonperforming
  loans to total
  end of period
  loans                8.32        7.10        1.57       1.03        1.28
 Net loan
  charge-offs to
  total average
  loans                1.43        0.22        0.12       0.17        0.13
 Allowance for
  loan losses to
  total end of
  period loans         3.04        2.82        1.62       1.50        1.18
 Allowance for
  loan losses
  to nonperforming
  loans               36.48       39.70      103.47     145.55       91.78
 Nonperforming
  loans           $  76,657   $  67,746   $  15,473  $  10,318   $  12,487
 Nonperforming
  assets             90,618      81,328      28,245     23,041      24,932
 Net charge-offs     13,429       2,180       1,243      1,668       1,306

Capital Total
 risk-based
 capital ratio        13.16%      14.29%      13.99%     12.18%      11.70%
 Tier 1
  risk-based
  capital             10.95       12.11       11.88       9.99        9.70
 Tier 1
  leverage ratio       8.87        9.93       10.26       8.10        8.30
 Tangible common
  equity to
  tangible assets      5.34        5.75        6.01       5.99        6.00

(1) Calculated as noninterest expense less amortization of intangibles and expenses related to other real estate owned divided by the sum of net interest income before provisions for loan losses and total noninterest income excluding securities gains and losses and gains on sale of assets.

Contact:
Thomas A. Daiber
President and
Chief Executive Officer
Centrue Financial Corporation
tom.daiber@centrue.com

Kurt R. Stevenson
Senior Executive Vice President
and Chief Financial Officer
Centrue Financial Corporation
kurt.stevenson@centrue.com